Consent of Independent Certified Public Accountants

To:  Heritage Oaks Bancorp and Subsidiaries

We consent to the incorporation of our report dated January 11, 2002 on the consolidated financial statements of Heritage Oaks Bancorp and Subsidiaries as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, included in its Annual Report on Form 10-KSB for the year ended December 31, 2001.

/s/ Vavrinek, Trine, Day & Co., LLP
Vavrinek, Trine, Day & Co., LLP
Certified Public Accountants
Rancho Cucamonga, California
March 12, 2002

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